UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 26, 2018

QUALSTAR CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	001-35810	95-3927330
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

130 West Cochran Street, Unit C

Simi Valley, California     93065

(Address of Principal Executive Offices)     (Zip Code)

(805) 583-7744

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          □

Item 5.07     Submission of Matters to a Vote of Security Holders

On June 26, 2018, Qualstar Corporation (the “Company”) held its 2018 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, 2,048,118 shares of our common stock were outstanding and entitled to vote, and 1,897,787 shares (or approximately 92.66% of the total voting shares) were represented at the meeting in person or by proxy.

Immediately following the Annual Meeting, the Company’s board of directors was comprised of Steven N. Bronson, David J. Wolenski, Leonard A. Hagan and Nicholas A. Yarymovych, all of whom were elected by the requisite vote of shareholders at the Annual Meeting.

The following summarizes vote results for those matters submitted to the Company’s shareholders for action at the Annual Meeting:

1.	Election of four directors by the holders of our common stock.

Director	Total Shares Voting on Matter	For	Withheld	Broker Non-Votes
Steven N. Bronson	1,897,787	940,755	119,456	837,576

David J. Wolenski	1,897,787	927,605	132,606	837,576

Leonard A. Hagan	1,897,787	940,755	119,456	837,576

Nicholas A. Yarymovych	1,897,787	940,555	119,656	837,576

2.	Ratification of the appointment of RBSM, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Total Shares Voting on Matter	For	Against	Abstain	Broker Non-Votes
1,897,787	1,889,038	4,960	3,789	-

3.	Advisory vote on Executive Compensation (Say on Pay).

Total Shares Voting on Matter	For	Against	Abstain	Broker Non-Votes
1,897,787	764,006	281,826	14,379	837,576

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

Date: June 28, 2018	By: /s/ Steven N. Bronson
Steven N. Bronson, President and CEO